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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated April 17, 2000, except for the portion of Note 1 discussing the stock split to which the date is ___________, 2000 and the portion of Note 1 discussing the reincorporation to which the date is ___________, 2000, relating to the financial statements of WebSideStory, Inc., which appears in such Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in such Amendment No. 2 to the Registration Statement.


/s/ PricewaterhouseCoopers LLP

San Diego, California
June 23, 2000